UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 5, 2008, QuadraMed Corporation (the “Company”) commenced a strategic initiative to increase the Company’s overall product development capacity and to further accelerate delivery of its product strategy to the healthcare market. Under this initiative, the Company will re-allocate its financial and personnel resources in the area of product development and partner with Tata Consultancy Services, a leading global IT services and consulting firm based in India, to supplement the Company’s resources in the areas of Quality Assurance, Technical Publications and Software Programming.

In connection with this initiative, the Company has undertaken a reduction in force of sixty-eight positions to be effective immediately. The affected employees are in various technical, administrative and other non-technical areas that are now considered “non-core.” Concurrently, the Company has created new positions to execute its product plan and currently has twenty open positions in technical and related areas. As a result of the foregoing, the Company will employ 647 full-time employees, including the current open positions.

The Company will provide benefits for departing employees through the end of the month and has offered severance payments along with a commitment to pay 2007 bonuses, in accordance with its 2007 Incentive Compensation Plan, to the relevant affected employees when bonuses under such plan are paid out by the Company in March 2008.

The Company expects to report a one-time severance cost in the first quarter of 2008 of approximately $0.9 million. No other types of costs are expected in connection with this reduction in force.

The Company released a press release on February 5, 2008, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated by reference in response to this Item 2.05.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2008, Julian A. L. Allen was appointed to the Company’s Board of Directors, effective immediately. At this time, the Company anticipates that Mr. Allen will be appointed to the Compensation Committee and Audit Committee of the Board.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated February 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated February 5, 2008.

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